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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                 STATE OF
NAME OF SUBSIDIARY                            INCORPORATION
----------------------------------------      -------------
Acumed Pharmaceuticals, Inc.                      Delaware
Ara Pharmaceuticals, Inc.                         Delaware
Boston Life Sciences International, Inc.          Delaware
Coda Pharmaceuticals, Inc.                        Delaware
Neurobiologics, Inc.                              Delaware
ProCell Pharmaceuticals, Inc.                     Delaware
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